Exhibit 99.1

Press Release
Contact Information:
Thomas Song
Managing Vice President
Tower Group, Inc.
212-655-4789
tsong@twrgrp.com

Tower Group, Inc. Closes Acquisition of Preserver Group, Inc.

New York — April 10, 2007 — Tower Group, Inc. (NASDAQ: TWGP) announced today that it has completed the acquisition of Preserver Group, Inc., a New Jersey based property and casualty insurer. This transaction was previously announced on November 14, 2006.

Michael Lee, President and Chief Executive Officer of Tower Group, Inc. stated, “This transaction is consistent with our overall acquisition strategy to acquire small regional insurance companies. Preserver provides us with access to producers throughout the Northeast and  accelerates our regional expansion plans. We will be working together with Preserver to make this transaction accretive for our shareholders.”

Preserver Group, Inc. produced $86 million in direct premiums written during 2006 through its distribution network of approximately 300 independent agents.  Preserver writes business in New Jersey, Maine, New York, New Hampshire, Massachusetts, Vermont, Rhode Island and Pennsylvania.

About Tower Group, Inc.

Tower Group, Inc., headquartered in New York City, offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its two insurance company subsidiaries are Tower Insurance Company of New York and Tower National Insurance Company, which are rated A- (Excellent) by A.M. Best Company and offer commercial insurance products to small to medium-size businesses and personal insurance products to individuals. Tower Group’s insurance services subsidiary, Tower Risk Management Corp., acts as a managing general agency, adjusts claims and negotiates reinsurance terms on behalf of other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project”, “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.